UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Oportun Financial Corporation

(Name of Registrant as Specified In Its Charter)

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On June 18, 2025, Oportun Financial Corporation posted additional materials to the “Resources” page of www.voteforoportun.com:

Oportun Strategy and Results Your Board Support Resources Contacts How to vote Resources Stockholder Letters Letter to Stockholders 6.12.25 Letter to Stockholders - 6.2.25 June 12, 2025 June 2, 2025 Presentations Oportun Financial Investor Presentation June 18, 2025 Press Releases Oportun Releases Investor Presentation Highlighting Strategic Progress Oportun Lead Independent Director Neil Williams Issues Letter to Stockholders June 18, 2025 June 12, 2025 Oportun Issues Letter to Stockholders and Mails Definitive Proxy Materials Oportun Announces Continued Board Evolution May 7, 2025 June 2, 2025 Oportun Comments on Director Nominations March 27, 2025 Oportun Comments on Letter from Findell Capital March 20, 2025 SEC Filings Definitive Proxy Statement May 28, 2025 Oportun Strategy and Results Your Board Support Resources Contacts How to vote 2025 Oportun, Inc. All rights reserved. Terms of Use Legal Disclaimer Accessibility Privacy Policy Cookie Settings Read More